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                                  Exhibit (11)

                          NAPCO SECURITY SYSTEMS, INC.
                 COMPUTATION OF EARNINGS PER SHARE (unaudited)

                                                                        Nine Months Ended
                                                                            March 31,
                                                              -------------------------------------
                                                                     1996                 1995
                                                              ----------------     ----------------
                                                              (in thousands, except per share data)
Average Shares Outstanding                                           4,368                 4,368
Add:  Common Stock Equivalents                                          19                    59
                                                              ----------------     ----------------
Weighted Average Shares Outstanding                                  4,387                 4,427
                                                              ================     ================

Net Income                                                      $      735            $      108
                                                              ================     ================

Earnings Per Share                                              $     0.17            $     0.02
                                                              ================     ================

                                                                       Three Months Ended
                                                                             March 31,
                                                              -------------------------------------
                                                                     1996                 1995
                                                              ----------------     ----------------
                                                              (in thousands, except per share data)
Average Shares Outstanding                                           4,368                 4,368
Add:  Common Stock Equivalents                                          24                    56
                                                              ----------------     ----------------
Weighted Average Shares Outstanding                                  4,392                 4,424
                                                              ================     ================

Net Income (Loss)                                               $      109            $     (295)
                                                              ================     ================

Earnings (Loss) Per Share                                       $     0.02            $    (0.07)
                                                              ================     ================



   Primary earnings per share computations are based on the weighted average number of shares outstanding plus common stock equivalents calculated at the monthly average market price per share.


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